1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 (Nos. 333- 280997, 333-280998, and 333-292262) of Lineage, Inc. of our report dated February 25, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. /s/ PricewaterhouseCoopers LLP Detroit, Michigan February 25, 2026